UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2006
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On September 12, 2006, the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (“Alnylam”) approved an increase in the equity compensation to be paid to members of the Board in accordance with its 2004 Stock Incentive Plan. The changes were implemented after a review of market compensation data wherein an adjustment in equity compensation was deemed appropriate. The changes are as follows:
     (1) Upon the commencement of service on the Board by any individual who is not then an employee of Alnylam or any subsidiary of Alnylam, Alnylam will grant to such person a nonstatutory stock option to purchase 30,000 shares of common stock of Alnylam, an increase of 5,000 shares; and
     (2) On the date of each annual meeting of stockholders beginning with the 2007 annual meeting of stockholders, Alnylam will grant a nonstatutory stock option to purchase 15,000 shares of common stock of Alnylam, an increase of 5,000 shares, to each member of the Board (a) who is both serving as a director immediately prior to and immediately following such annual meeting, (b) who is not then an employee of Alnylam or any of Alnylam’s subsidiaries; and (c) who has served as a director for at least six months.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: September 18, 2006	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President of Finance and Treasurer